CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF
                    AETNA LIFE INSURANCE AND ANNUITY COMPANY


1.   The name of the corporation is Aetna Life Insurance and Annuity Company.

2. The Certificate of Incorporation is amended only by the following resolution which was adopted by the Executive Committee of the Board of Directors and by the holder of all the outstanding shares entitled to vote thereon in accordance with Section 33-360(b)(3) of the Connecticut Stock Corporation Act:

     RESOLVED:           That the Certificate of Incorporation of Aetna Life
                         Insurance and Annuity Company is hereby amended by adding a new Section 7 which reads in its entirety as follows:

                           Section 7. The Company's By-Laws may provide for the establishment of an Executive Committee, which committee may, subject to such limitations as the By-Laws from time to time provide, exercise all of the authority of the Board of Directors of the Company.

3. The above resolution was adopted by the Executive Committee of the Board of Directors and by the sole shareholder.

4. The vote of the sole shareholder pursuant to written consent was as follows:


          Number of
       Shares Entitled      Total Voting        Vote Required         Voted For
            to Vote        Power of Shares      for Adoption          Adoption
       ---------------     ---------------      -------------         ---------
            55,000              55,000             36,667              55,000


Dated at Hartford, Connecticut this 10 day of December, 1996.

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

CORPORATE SEAL                        /s/ Daniel P. Kearney
                                      ------------------------------------------
                                      President


                                      /s/ Kirk P. Wickman
                                      ------------------------------------------
                                      Secretary